Exhibit 99.1

Repligen Corporation
41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: (781) 250-0111 Telefax: (781) 250-0115

Repligen Appoints Biogen Idec Executive John G. Cox to Board of Directors

WALTHAM, MA – November 19, 2013 – Repligen Corporation today announced that it has elected to its Board of Directors John G. Cox, Executive Vice President of Pharmaceutical Operations & Technology for Biogen Idec Inc., a leading biopharmaceutical company. Mr. Cox has over 20 years of biopharmaceutical manufacturing experience and has supported the commercial launches of a number of major biologic drugs. He has a track record of implementing process changes to maximize manufacturing flexibility and throughput; this includes playing a leading role in creating the vision for Biogen Idec’s “Future Factory,” which aims to utilize disposable technology platforms. Separately, the Company announced that at year end, Earl Henry, M.D. will retire from the Repligen Board position that he has held since 2007.

“Mr. Cox’s experience and his perspective as an end user of the products developed and marketed by Repligen make him ideally suited to provide strategic guidance to our Company, and we are pleased to welcome him as an important addition to our Board,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer of Repligen. “We also sincerely thank Dr. Henry for his many contributions to Repligen; in particular, his medical expertise was invaluable while the Company was active in the clinical development of therapeutics.”

John Cox joined Biogen Idec in 2003 and has held multiple roles of increasing responsibility in the areas of manufacturing and technical operations. Mr. Cox has served as Executive Vice President of Pharmaceutical Operations & Technology since June 2010. He has also served as Senior Vice President of Technical Operations, Senior Vice President of Global Manufacturing, Vice President of Manufacturing, General Manager of Biogen Idec’s operations in Research Triangle Park, North Carolina, and Director of Manufacturing. From 2000 to 2003, Mr. Cox held a number of senior operational roles at Covance Biotech (a contract research organization acquired by Diosynth) where he worked in technology transfer, validation and purification. From 1993 to 2000, he focused on the same areas at American Home Products Corporation, now the Wyeth, LLC subsidiary of Pfizer Inc. Mr. Cox received a Bachelors of Science degree in biology from Arizona State University, a Masters of Science degree in cell biology from California State University and a Masters of Business Administration in finance degree from the University of Michigan.

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Repligen Appoints Biogen Idec Executive John G. Cox to Board of Directors

November 19, 2013

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are a leading manufacturer of Protein A, a critical reagent used to separate and purify monoclonal antibody therapeutics. We also supply several growth factor products used to increase cell culture productivity during the fermentation stage of drug manufacturing. In addition, we have developed and market our OPUS® line of pre-packed “plug-and-play” chromatography columns, and we provide test kits to ensure final product quality. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks discussed from time to time in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update any forward-looking statements, except as required by law.

Repligen Corporation

Sondra Newman

Director Investor Relations

(781) 419-1881

snewman@repligen.com

Source: Repligen Corporation

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